Exhibit 10.1

AMENDED AND RESTATED SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (this “Agreement”), dated as of March 6, 2008, (the “Effective Date”) is entered into between ARTISTdirect, Inc., a Delaware corporation (the “Company”), and Jon Diamond (“Diamond”).

RECITALS

WHEREAS, the Company has employed Diamond as its Chief Executive Officer pursuant to the terms set forth in the July 28, 2005 Employment Agreement (“2005 Employment Agreement”), as amended from time to time.

WHEREAS, the Company and Diamond mutually desire to amend and restate the 2005 Employment Agreement to set forth the manner in which Diamond will end his employment as Chief Executive Officer and become the Chairman of its Board of Directors.

AGREEMENT

In consideration for the promises set forth in this Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1.             Effect On 2005 Employment Agreement.  The Parties hereby agree that the 2005 Employment Agreement is hereby terminated except as provided herein and for the provisions of Sections 8, 9 and 16 thereof which shall continue in accordance with their terms.

Except as expressly provided herein, all rights and obligations that arose pursuant to the 2005 Employment Agreement and all subsequent amendments are hereby extinguished including, without limitation, Diamond’s right to payments and/or benefits pursuant to Section 7(f)(ii).  Furthermore, and without limitation to the foregoing, all Performance Vesting Options provided for by Diamond’s Employment Agreement, as amended by that document entitled Amendment No. 1 entered into between the Parties on October 11, 2005, shall be terminated.

2.             Employment and Duties.  Subject to the other terms and conditions set forth herein, as of the Effective Date, (a) Diamond hereby resigns from the position of Chief Executive Officer and (b) Diamond will be elected as the non-executive Chairman of the Board (the “Chairman”).  Diamond will serve as Chairman at the discretion of the Board of Directors (“Term”).  Diamond agrees that he will resign from the position of Chairman upon five day’s notice from the Board.  As of the Effective Date, Diamond will no longer be an employee of the Company and shall not be considered an employee for any purpose including, without limitation, under Company benefit plans.

3.             Consideration.

(a)           Consideration.  In exchange for the promises and agreements set forth in Section 3(b) below, Diamond hereby promises and agrees to:

(i)            Waive all rights arising out the 2005 Employment Agreement as set forth in Section 1 above;

(ii)           Execute the General Release and Waiver attached as Exhibit 1 (“General Release”) and not revoke the General Release.

(b)           Company Consideration.  In consideration for Diamond’s (i) waiver of his rights contained in the 2005 Employment Agreement, (ii) execution and non-revocation of the General Release, and (iii) agreement to serve as Chairman, the Company agrees that:

(i)            Diamond shall receive no less than the compensation available to the Company’s independent directors.

(ii)           The Company will pay the Diamond severance in the total amount of Three Hundred Fifty Thousand Dollars ($350,000.00) (“Severance Pay”), minus applicable withholding.  The Severance Pay shall be payable in semi-monthly increments for a period of six months (i.e. 12 payments, each of which constitutes 1/12th of the Severance Pay) in accordance with the Company’s standard payroll schedule (each such payment constitutes a “Severance Pay Payment”).  If Diamond’s services are terminated hereunder prior to the end of such six-month period, the Severance Pay Payments shall continue to be made as provided herein.

(iii)          Diamond’s Time Vesting Options provided for by the 2005 Employment Agreement, as amended by that document entitled Amendment No.  1 entered into between the parties on October 11, 2005 (the term of which expires July 28, 2008), shall fully vest as of the Effective Date;

(iv)          Diamond’s options granted in 2004 to purchase 259,659 shares (the “2004 Options”) shall fully vest as of the Effective Date;

(v)           The Company will extend to February 5, 2011 the amount of time Diamond shall have to exercise his Time Vesting Options and to March 29, 2011 to exercise the 2004 Options, provided that such options must be exercised pursuant to the terms and procedures set forth in Company’s Stock Option Agreement; and

(vi)          The Company shall pay Diamond: (i) the amount of any Base Salary accrued through February 29, 2008, it being understood that, notwithstanding the Effective Date, Diamond shall not be entitled to any Base Salary or other compensation after February 29, 2008; and (ii) the amount of any accrued but unused vacation time (which the Parties agree is 40 days).

(c)           Diamond acknowledges and agrees that each item of consideration set forth in Section 3(b) above independently constitutes fair, adequate and reasonable consideration for Diamond’s promises and releases set forth in this Agreement.

4.             Terms and Conditions of Employment as Chairman of the Board.  During the Term, Diamond’s employment shall be governed by the following terms and conditions (it being understood that nothing contained in this agreement shall affect any right Diamond may have pursuant to the federal entitlement to continued group health care coverage as provided in the consolidated omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any successor legislation or comparable state law):

(a)           Employee Benefits; Reimbursement for Expenses.

(1)           Medical Reimbursement.  As of the Effective Date, Diamond shall have no right to participate in any employee benefit plans or programs of the Company.  However, the Company will pay Diamond a lump sum amount equal to Diamond’s cost of continuing medical coverage under COBRA for a period of four months from the Effective Date.

(2)           The Company shall permit Diamond to continue to use the computer and one Blackberry (for data) previously provided to him which items shall promptly be returned to the Company upon expiration of the Term and to retain one Blackberry (voice), it being understood that Diamond shall be responsible for all service charges for the Blackberry (voice) from the Effective Date.  Diamond shall return to the Company any other cell phone presently in his possession.

(3)           Reimbursement of Expenses.  The Company agrees to reimburse Diamond for all reasonable and necessary out-of-pocket expenses incurred by Diamond during his performing of services for the Company, including but not limited to expenses for business-related travel, hotel, meals, telephone calls and entertainment, to the extent such expenses are consistent with the Company’s expense reimbursement policy as in effect from time-to-time.  As a condition to the reimbursement of such expenses by the Company to Diamond, Diamond shall provide the Company with copies of invoices, receipts or other satisfactory documentation in sufficient detail to allow the Company to confirm the business nature of the expenses and to claim an income tax deduction for such paid items, if such items are deductible.  Furthermore, Diamond shall be required to obtain the prior approval of the Company’s Chief Executive Officer or Chief Financial Officer for any expenses in excess of $500 in any month.  The obligations of the Company to make the reimbursements specified hereunder for expenses accrued prior to the effective date of termination of employment shall survive any termination of the Term.  The Company reserves the right to offset against any amounts owed, expenses paid prior to the Effective Date until full documentation thereof is received and approved by the Company.

5.             Termination.

Diamond may be removed from the position of Chairman at any time, for any reason, or for no reason at all, by the Board upon five day’s notice.  This Section 5 shall apply regardless of whether Diamond remains as a member of the Board following the termination of his tenure as Chairman.

6.             Diamond’s Representations.  Diamond hereby represents and warrants that: (a) he has the right to enter into this Agreement and to grant the rights granted by him herein, (b) the provisions of this Agreement do not violate any other contracts or agreements to which he is a party and that would adversely affect his ability to perform his obligations hereunder, and (c) he will comply with all policies of the Company of which he has notice, provided they are consistent with applicable laws.

7.             The Company’s Representations.  The Company hereby represents and warrants that: (a) it has the right, power and authority to enter into this Agreement and to incur the obligations incurred by it herein, (b) this Agreement has been duly and validly authorized by the Company, and (c) the provisions of this Agreement do not violate any other contracts or agreements to which it is a party that would adversely affect its ability to perform its obligations hereunder.

8.             Diamond’s Release of Claims.  Except for the obligations undertaken in this Agreement, Diamond hereby fully and forever release and discharge the Company as well as, to the extent applicable, current and former parents, subsidiaries, affiliates, divisions, employees, former employees, insurers, officers, directors, investors, shareholders, owners, attorneys, agents, successors, assignees and representatives (“Releases”) from any and all claims, actions, suits, losses, rights, damages, costs, fees, expenses, accounts, demands, obligations, liabilities, and causes of action of every character, nature, kind or description whatsoever, known or unknown, foreseen or unforeseen, and suspected or unsuspected, arising out of, or relating to, any act or omission, whatsoever arising from, occurring during or related in any manner to Diamond’s hiring, employment, and termination/resignation from the Company, including without limitation to those arising out of the California Labor Code; the California Wage Orders; The California Private Attorneys General Act; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion and sex; the California Fair Employment and Housing Act, which prohibits discrimination based on, among other protected classifications, race, color, national origin, ancestry, physical and mental disability, medical condition, marital status, sex, age and sexual orientation; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act; the California Family Rights Act; the Fair Labor Standards Act, the Americans with Disabilities Act, which prohibits discrimination based upon disability or handicap; and/or any other federal, state or local laws, common law, or regulations prohibiting employment discrimination, harassment, and/or retaliation.

This Agreement also includes a release of any claim for breach of contract, wrongful termination, violation of California Business & Professions Code § 17200, interference with contractual relations or economic advantage, defamation, misrepresentation, fraud, wages, benefits, penalties including but not limited to Labor Code Section 2699 (“The California Private Attorneys General Act”), or any other claim relating to or arising out of Diamond’s employment with the Company and any alleged injuries he may have suffered during that employment and up to and including the Effective Date of this Agreement.  Notwithstanding the foregoing, Diamond is not waiving his right to enforce the terms of this Agreement or bring any other claims that cannot be released as a matter of law.

The Company and Diamond agree that the release set forth in this Section 8 shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, the Parties agree that Diamond is not waiving any Claims to unemployment compensation and indemnification that he may have pursuant to applicable law or under the Company’s Certificate of Incorporation, Bylaws or resolutions of the Board of Directors.  Furthermore, not withstanding any provisions of this Agreement, Diamond is not waiving or releasing any insurance coverage as a prior officer, director, employee or agent of the Company.

The parties expressly represent, warrant and covenant not to sue any Releases to enforce any Claim  released pursuant to this Agreement.  This covenant not to bring or maintain any action in law or equity shall be specifically enforced.  This covenant does not apply to any suits or other proceedings to enforce the provisions of this Agreement.

9.             Civil Code Section 1542.  Diamond and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Diamond, being aware of said Code section, agrees to expressly waive any rights Diamond may have thereunder, as well as under any other statute or common law principles of similar effect except for indemnification that he may have pursuant to applicable law or under the Company’s Certificate of Incorporation, Bylaws or resolutions of the Board of Directors.

Review of Agreement and Revocation Period.  It is strongly recommended, urged, and advised that Diamond discuss this Agreement with his attorney before executing it.

Without limiting the scope of this Agreement in any way, Diamond also certifies that this Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that Diamond has or may claim to have under the Federal Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990 (“OWBPA”), which is set forth at 29 U.S.C. § 621, et seq.

Claims Against Diamond.  Except as provided in the last sentence of Section 4(a)(3), as of the Effective Date, the Company is not aware of any claims it may have against Diamond.

10.           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of choice of laws) of the State of California.

11.           Entire Agreement.  This Agreement constitutes the whole agreement of the parties hereto in reference to any employment of Diamond by the Company and in reference to the subject matter hereof (including, without limitation, in reference to any grant of stock options or other equity-based awards to Diamond), and all prior agreements, promises, representations and understandings relative thereto are merged herein.

12.           Assignability.  The services to be performed by Diamond hereunder are personal in nature and, accordingly, Diamond may not, without the prior express written consent of Company in each instance, assign or transfer this Agreement or any rights or obligations hereunder.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

13.           No Third Party Beneficiaries.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

14.           Covenants Reasonable as to Time and Territory.  Diamond and the Company have considered carefully the nature and extent of the restrictions set forth in this Agreement and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledge and agree that: (i) such restrictions are reasonable in time and territory; and (ii) the consideration provided and to be provided to Diamond is sufficient to compensate Diamond for such restrictions.

15.           Amendments; Waivers.  This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

16.           Notices.  All notices, consents, requests and other communications hereunder shall be in writing and, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed or delivered by overnight courier, shall be deemed to have been validly served, given or delivered when deposited in the United States mail, as registered or certified mail, with proper postage prepaid, or when deposited with the courier service, and addressed to the party or parties to be notified, at the following addresses (or such other addresses) as a party may designate for itself by like notice):

If to Diamond:	Jon Diamond c/o Ken Ziffren 1801 Century Park West Los Angeles, California 90067-6406
If to the Company:	ARTISTdirect, Inc. 1601 Cloverfield Boulevard, Suite 400S Santa Monica, California 90404-4082 Attention: Chairman
With copies to:	David L. Ficksman TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067

17.           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law and the covenant shall be deemed to have been revised accordingly.  Each and every term of this Agreement shall be enforced to the fullest extent permitted by law.

18.           Section Headings.  The Section headings herein are used solely for convenience and shall not be used in the interpretation or construction of this Agreement.

19.           Counterparts; Facsimile.  This Agreement may be executed in two (2) counterparts and by facsimile, each of which shall be deemed an original and both of which together shall be deemed one (1) Agreement.

20.           CIRCULAR 230 DISCLAIMER.  EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“COMPANY”

JON DIAMOND	ARTISTdirect, Inc.

By:
Dimitri Villard (Interim CEO)

EXHIBIT 1

GENERAL RELEASE AND WAIVER

I, Jon Diamond, (hereinafter referred to as the “Releasing Party”), in consideration for the Consideration provided for by that Amended And Restated Services Agreement dated as of March 6, 2008, by and between Releasing Party and ARTISTdirect, Inc.  (“Company”), which I acknowledge provides value beyond that to which I am otherwise entitled, do as follows:

1.             Fully release and discharge forever Company and its current and former agents, executives, officers, directors, trustees, representatives, owners, attorneys, subsidiaries, related corporations, assigns, successors, and affiliated organizations (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities, claims, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, penalties, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which Releasing Party or Releasing Party’s heirs, administrators, executors, successors in interest, and/or assigns have incurred or expect to incur, or now own or hold, or have at any time heretofore owned or held, or may at any time own, hold, or claim to hold by reason of any matter or thing arising from any cause whatsoever as of the Effective Date of this General Release and Waiver.

2.             Without limiting the generality of the foregoing, and by way of example only, I fully release and discharge each and all of the Released Parties from any and all claims, demands, rights, and causes of action that have been or could be alleged against any of said Released Parties (a) in connection with my employment, prior employment agreements, or the termination of such employment; (b) in connection with any and all matters pertaining to my employment by any of the Released Parties, including, but not limited to, any and all compensation, salaries, wages, bonuses, commissions, overtime, monies, pay, penalties, allowances, benefits, sick pay, severance pay, retention pay or benefits, paid leave benefits, penalties, interest, damages, and promises on any and all of the above; and (c) under or in connection with the state and federal age discrimination laws, as explained further in Section 3 below.

3.             Without limiting the scope of this Agreement in any way, I also certify that this Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that I have or may claim to have under the Age Discrimination in Employment Act of 1967 (29 U.S.C.  Section 621 et seq.), as amended by the OWBPA.  This Agreement does not govern any rights or claims that may arise under the ADEA after the date this Agreement is signed by me.

4.             This release extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which existed before the execution of this release, including, but not limited to, any claims in tort or contract related to Releasing Party’s employment, termination of employment, or to any acts or omissions of the Company or its employees, agents, officers, directors, representative, former supervisors, related persons, entities and assigns, involving Releasing Party.  It is expressly understood by Releasing Party that among the various rights and claims being waived in this release are those arising under federal and state equal employment laws, including all state and federal wage laws, California Labor Code; the California Wage Orders; The California Private Attorneys General Act; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion and sex; the California Fair Employment and Housing Act, which prohibits discrimination based on, among other protected classifications, race, color, national origin, ancestry, physical and mental disability, medical condition, marital status, sex, age and sexual orientation; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act; the California Family Rights Act; the Fair Labor Standards Act, the Americans with Disabilities Act, which prohibits discrimination based upon disability or handicap; and/or any other federal, state or local laws, common law, or regulations prohibiting employment discrimination, harassment, and/or retaliation.

This Agreement also includes a release of any claim for breach of contract, wrongful termination, violation of California Business & Professions Code § 17200, interference with contractual relations or economic advantage, defamation, misrepresentation, fraud, wages, benefits, penalties including but not limited to Labor Code Section 2699 (“The California Private Attorneys General Act”), or any other claim relating to or arising out of Releasing Party’s employment with the Company and any alleged injuries he may have suffered during that employment and up to and including the Effective Date of this Agreement.  Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law.

5.             Releasing Party is hereby advised to consult with an attorney prior to executing this Release.  This Release constitutes written notice that the Releasing Party has been advised to consult with an attorney prior to executing this Release and that the Releasing Party has carefully considered other alternatives to executing this Release.

6.             Releasing Party understands that the aforementioned consideration is not to be construed as an admission on the part of said Released Parties of any liability whatsoever and that the Released Parties deny that they have engaged in any wrongdoing or have any liability whatsoever.

7.             Releasing Party understands that the Released Parties dispute that any amounts whatsoever are owed to the Releasing Party, but wish to avoid the disruption, inconvenience, and the administrative, legal, and other costs associated with any litigation or other claims by the Releasing Party.  Accordingly, the RELEASING  PARTY AGREES  NOT TO DISCLOSE, PUBLICIZE OR ALLOW OR CAUSE TO BE PUBLICIZED OR DISCLOSED ANY OF THE TERMS AND CONDITIONS OF THIS RELEASE, THE SETTLEMENT, OR THAT THIS OR ANY SETTLEMENT OR RELEASE HAS BEEN ENTERED INTO, EXCEPT FOR DISCLOSURES TO THE RELEASING PARTY’S SPOUSE AND TAX CONSULTANT.

8.             Releasing Party expressly represents, warrants and covenants not to sue any Released Party to enforce any charge, claim or cause of action released pursuant to this Agreement.  This covenant not to bring or maintain any action in law or equity shall be specifically enforced.  This covenant does not apply to any suits or other proceedings to enforce the provisions of this Agreement.  Notwithstanding the foregoing, neither this Covenant, nor any provision of this Agreement, prevents Releasing Party from: (1) filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act; or (2) filing a charge with the Equal Employment Opportunity Commission.

9.             In the event Releasing Party breaches the covenant not to sue as set forth in paragraph 8, subject to the limitations provided therein, and files any claim, charge or action with any court or administrative body arising from Releasing Party’s employment or for any alleged violation of any ordinance, statute or other provision of law, Releasing Party shall be liable for all damages incurred by the Released Parties, including without limitation, compensatory damages as well as attorneys’ fees and costs.

10.           Releasing Party expressly waives all rights under Section 1542 of the California Civil Code.  Said Section reads as follows:

Section 1542.  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected his or her settlement with the debtor.

11.           Releasing Party expressly acknowledges that he has been provided at least 21 days to review and consider this Agreement before signing it.  Should Releasing Party decide not to use the full 21 days, then he knowingly and voluntarily waives any claim that he was not given that period of time or did not use the entire 21 days to consult an attorney or consider this Agreement.

12.           Releasing Party acknowledges that he is relying solely upon the contents of this Release and is not relying on any other representations whatsoever of the Released Parties as an inducement to enter into this agreement and Release.

13.           The Releasing Party further acknowledges that the Releasing Party (a) has read this Release, (b) has been provided a full and ample opportunity to study it, including a period of at least 21 days within which to consider it, (c) has been advised in writing to consult with an attorney prior to signing it, and (d) is signing it voluntarily with full knowledge that it is intended, to the maximum extent permitted by law, as a complete release and waiver of any and all claims.

14.           CIRCULAR 230 DISCLAIMER.  EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

IN WITNESS WHEREOF, this General Release and Waiver is executed as of the date stated below:

“COMPANY”

JON DIAMOND	ARTISTdirect, Inc.

By:
Jon Diamond	Dimitri Villard (Interim CEO)